Quest Solution Names Gilles Gaudreault CEO and Tom Miller President Following Completion of Merger with Viascanqdata

Pro forma Full-Year 2014 Revenue of $83-85 Million for the Combined Company;

Combination Expected to be Highly Accretive to Earnings Per Share, After Synergies;

Schedules Conference Call for Monday, October 12, 2015 at 10 a.m. ET

HENDERSON, NV / ACCESSWIRE / Oct 12, 2015 / Quest Solution, Inc, “The Company” (OTCQB: QUES), a leading provider in the technology, software, and mobile data collection systems business, announced today that in connection with the closing of the merger between Quest Solution and Viascanqdata, a nationwide, Canadian systems integrator of innovative software and hardware products, solutions and services Gilles Gaudreault has been named Chief Executive Officer and a director of the company. In addition, the company also announced that Tom Miller will continue as his role as President. Both Quest and Viascanqdata have signed the agreements subject to certain closing conditions expected to be finalized this week, and subsequently a Form 8-K will be filed with the SEC.

Quest Solution has scheduled a conference call for its enhanced senior leadership team to discuss this transformative combination. Details on how to access the call are listed below.

Mr. Gaudreault joins Quest Solution from Viascanqdata where he served as Chief Executive Officer prior to the merger. During his tenure with Viascanqdata, Gilles completed the financial and organizational restructuring of the corporations that were consolidated to form the Viascan Group in 2012. Under his direction, multiple entities were streamlined into a unified operation of data collection and management including software design, hardware reselling and manufacturing of labels and ribbons for various applications.

Tom Miller, President and Chairman of the Board of Quest Solution, Inc. commented, “This is a key step in our efforts to build an organization and a leadership team to support consistent growth and profitability. Gilles has been instrumental in the merger of Quest Solution and Viascanqdata and his strategic experience with organizational structuring, consolidation and integration will be instrumental in ensuring the smooth integration of our two companies. Gilles brings more than 35 years of financial and strategic transaction experience from a variety of industries. His insights, visionary thinking and ability to execute will be invaluable as we move forward as a combined company and further accelerate our growth.”

Miller continued, “By focusing 100% on the role of President I will provide my full attention to the operational aspects of our combined company, while Gilles applies his talent for strategic positioning and financial structuring to the continued growth of Quest Solution. This executive structure combines our complementary skill sets and is an excellent fit for the overall management of our company. Combining our strengths will be of great benefit to our customers, suppliers, employees and our shareholders as we take actions to grow the company both organically and through future acquisitions.”

Mr. Gaudreault added, “For over 20 years, Viascanqdata worked hard to build this corporation into one of the leading enterprise mobile computing integrators in Canada. It is a privilege to serve as CEO of Quest Solution as we move through the next phase of our evolution. By this combination of companies we are expanding the scale of Quest Solution by nearly 25%, establishing a U.S. and Canadian cross-border presence and significantly increasing opportunities for cross-selling. Customers are seeking an integrator that can provide bar code labels and bar code printer ribbons with service and data collection solutions with no border between Canada and the U.S., and suppliers like Zebra and Honeywell are looking for an integrator that can service their large accounts in North America. The combination of Quest and Viascanqdata is uniquely positioned to meet this opportunity. Our combined strength will allow us to better serve customers across each of our markets with a wide array of turn-key product and service offerings. As part of a listed Company, we will have better access to capital and the ability to provide greater visibility to our customers.”

Merger with Viascanqdata

The Quest Solution and Viascanqdata merger is to be effective October 1. Terms of the transaction include the issuance of 5.2 million restricted common shares of Quest Solution to two parties, Mr. Gaudreault and Mr. Kurdi, $1.5 million in promissory notes to be paid out over 48 months, beginning in January 2016 and the assumption of trade payables and other debts as well as acquisition of all assets and inventory in the Company.

Concurrent with the closing of the merger, the company has signed an agreement for a $15 million facility with Faunus Group International, Inc. (“FGI”) that is secured by the company’s accounts receivables and is subject to final closing conditions. This is in addition to the $4.8 million facility Viascanqdata already has with FGI. The additional availability under this new line is at terms favorable to Quest Solution’s existing line of credit.

Jason Griffith, Executive Vice President of Strategy and Acquisitions for Quest Solution, stated, “I would like to thank all of the employees and service providers that worked tirelessly on facilitating the completion of this transaction. We consider the combination with Viascanqdata a key milestone on our path to building a scalable business with strong returns on invested capital. We do not take the issuance of our shares lightly. Our decision to use the company’s stock in this transaction highlights our firm belief in the ultimate per share value that this merger will create for our shareholders.”

2015 Outlook

The company reiterated its full-year 2015 financial guidance. The guidance excludes any contribution from the merger with Viascanqdata.

●	Revenue of $62-$68 million, representing top-line growth between 5-15%

●	Gross margin as a percentage of sales for the full year 2015 to continue to show slight improvement as the company exits the year

●	Positive Adjusted EBITDA in the third and fourth quarter with improvement each quarter for the remainder of the year

Conference Call Details

Date and time:	Monday, October 12, 2015 at 10 a.m. ET
Dial-in number:	1-877-407-8214 (domestic) or 1-201-689-8031 (international)
Replay number:	1-877-660-6853 (domestic) or 1-201-612-7415 (international). Please use passcode 13621900 to access the replay. The replay will be available until November 12, 2015.
Webcast link:	http://www.investorcalendar.com/IC/CEPage.asp?ID=174401

About Quest Solution, Inc.

Quest Solution, Inc. is a leading provider in the technology, software, and mobile data collection systems business. In November 2014, the Company announced that Bar Code Specialties, Inc. (BCS) joined with Quest Solution, Inc. The Company intends on continuing to acquire existing companies with revenues and positive cash flow.

Quest Solution, Inc. serves as a national mobility and data collection systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

About Viascan Group Inc.

Viascanqdata is a Canadian leader in data collection system and identification solutions. Founded in 1995, the company specializes in supply chain business process technologies and automated data collection systems. Viascanqdata manufactures a full range of labels, in Ajax, Ont and thermal transfer ribbons in Montreal. Integrator of print & apply, printers, barcode readers, traceability RFID tags and readers, mobile computers and wireless networks. www.viascanqdata.com

About FGI

FGI (www.FGIWW.com) is a global leader in commercial finance. Through its four key business units, Finance, Risk, Capital, and Equity, FGI equips small and medium-sized enterprises with the tools they need to safely grow their business. FGI offers the full spectrum of financial products and services and provides customized business solutions tailored to meet all client needs. Headquartered in New York City, FGI maintains a presence on six continents and works with clients in over 60 countries worldwide.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding growth in our parts and vehicle sales and increases in our ability to produce new products. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations & Financial Media:

Investor Contact:

Hayden IR
Brett Maas
(646) 536-7331
brett@haydenir.com

Cameron Donahue
(651) 653-1854
cameron@haydenir.com

SOURCE: Quest Solution, Inc.